Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of KBL Healthcare Acquisition Corp. III (the “Company”) on Form 10-Q for the period ending September 30, 2007 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, I Marlene Krauss, M.D., Chief Executive Officer and Secretary of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Marlene Krauss, M.D.	Dated: November 13, 2007
Marlene Krauss, M.D.
Chief Executive Officer (Principal Executive Officer)